FIRST AMENDMENT TO RIGHTS AGREEMENT

        First Amendment (this "Amendment") dated as of March 16, 1998 to the Rights Agreement dated as of March 5, 1996 (the "Rights Agreement") between 360 Communications Company, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as Rights Agent (the "Rights Agent").

        WHEREAS, the Board of Director of the Company has determined it advisable and in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution and delivery of (i) that certain Agreement and Plan of Merger dated as of the date hereof among Alltel Corporation, a Delaware corporation ("Parent"), Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company and (ii) the Stock Option Agreement dated as of March 16, 1998 between the Company and Parent; and

        WHEREAS, the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company stating that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement and directing the Rights Agent to execute this Amendment pursuant to Section 26 of the Rights Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

               Section 1. Amendment to Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 1.

               (a) The definition of "Exempt Person" set forth in Section 1(o) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

                      "(o) "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (iv) ALLTEL or any Affiliate or Associate of ALLTEL; provided that ALLTEL and any such Affiliate or Associate will cease to be an Exempt Person in the event that any of ALLTEL, Merger Sub or any Affiliate or Associate of ALLTEL or Merger Sub becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding other than pursuant to the terms of the Merger Agreement or the Option Agreement."

               (b) The  definition  of  "Final  Expiration  Date"  set  forth in
Section 1(q) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

               "(q) "Final Expiration Date" shall be the earlier of (i) March 5, 2006 and (ii) the time immediately prior to the Effective Time (as defined in the Merger Agreement)."

               (c) A new Section 1(mm) of the Rights Agreement is hereby added to read in its entirety as follows:

                      "(mm) "ALLTEL" shall mean ALLTEL Corporation, a Delaware corporation."

               (d) A new Section 1(nn) of the Rights Agreement is hereby added to read in its entirety as follows:

                      "(nn) "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 16, 1998 among ALLTEL, Merger Sub and the Company, as the same may be from time to time amended."

               (e) A new Section 1(oo) of the Rights Agreement is hereby added to read in its entirety as follows:

                      "(oo) "Merger Sub" shall mean Pinnacle Merger Sub, Inc., a Delaware corporation and a wholly-owned-subsidiary of ALLTEL."

               (f) A new Section 1(pp) of the Rights Agreement is hereby added to read in its entirety as follows:

                      "(pp) "Option Agreement" shall mean the Stock Option Agreement dated as of March 16, 1998 between ALLTEL and the Company, as the same may be from time to time amended."

               Section 2. Miscellaneous.

               (a) Capitalized terms used and not otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

               (b) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

               (c) This Amendment shall be effective as of the time immediately prior to the execution and delivery of the Merger Agreement, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

               (e) This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first above written.


                                       360 COMMUNICATIONS COMPANY


                                       By:
                                          Name:  Kevin C. Gallagher
                                          Title:  Senior Vice President
Attest:


By:
   Name:  William M. Kochlefl
   Title:  Assistant Secretary



                                       CHASE MANHATTAN BANK, as successor
                                       to Chemical Bank, as Rights Agent


                                       By:
                                          Name:
                                          Title:
Attest:


By:
   Name:
   Title: